Exhibit(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 147 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 24, 2004 to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of Scudder Capital Growth Fund (a series of Investment Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firms" and "Financial Highlights" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
November 30, 2004

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 147 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 24, 2004 to the financial statements and financial highlights which appear in the July 31, 2004 Annual Report to Shareholders of Scudder Large Company Growth Fund (a series of Investment Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firms" and "Financial Highlights" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
November 30, 2004